UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       December 14, 2007
                                                       -----------------


                    PEAPACK-GLADSTONE FINANCIAL CORPORATION
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          New Jersey                001-16197                 22-3537895
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(State or Other Jurisdiction       (Commission              (I.R.S. Employer
             of Incorporation)     File Number)             Identification No.)


 158 Route 206, Peapack-Gladstone, New Jersey                         07934
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 (Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code       (908) 234-0700
                                                       ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))

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                                EXPLANATORY NOTE:

This Current Report on Form 8-K/A is being filed to replace the Current Report on Form 8-K, filed by Peapack-Gladstone Financial Corporation (the "Corporation") on December 20, 2007 as amended by the Form 8-K/A filed by the Corporation on December 21, 2007, in its entirety.



Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007, the Compensation Committee of the Board of Directors of the Corporation exercised its discretion and authorized payment of a cash bonus to each executive officer named below (collectively, the "Executives") in the following amounts:

Frank A. Kissel, Chairman & CEO                               $         48,285
Craig C. Spengeman, President PGB Trust & Investments         $         35,117
Robert M. Rogers, President & COO                             $         30,727
Arthur F. Birmingham, Executive V.P. & CFO                    $         26,337
Garrett P. Bromley, Executive V.P. & Chief Credit Office      $         24,150
Finn M. W. Caspersen, Executive V.P. & General Counsel        $         21,077

On December 20,2007, the Corporation and each of the Executives entered into an employment agreement (the "Employment Agreements"). The Employment Agreements are each for a term of two years, effective January 1, 2008 and expiring on December 31, 2009.The Original Term of Employment shall be automatically renewed for successive one-year terms so long as the Corporation does not, prior to 60 days before such expiration date, deliver a notification of non-renewal to Executive stating that the Corporation is electing to not renew the Employment Agreement at the expiration of the then current Term of Employment.

The Employment Agreements provide, among other things, (i) for participation during the employment term in all compensation and employee benefit plans for which any salaried employees of the Corporation are eligible, (ii) current annual base salaries, and (iii) discretionary bonus payments determined by the Board of Directors in due course.The 2008 annual base salaries are as follows:$350,000 for Mr. Kissel, $250,000 for Mr. Spengeman, $225,000 for Mr. Rogers, $185,000 for Mr. Birmingham, $170,000 for Mr. Bromley and $170,000 for Mr. Caspersen.

If an Executive's employment is terminated pursuant to a Without Cause Termination (as such term is defined in the Employment Agreements), the Corporation shall pay the Executive's base salary for a period of one year. In the event that the Corporation terminates the Executive's employment pursuant to a Termination for Cause (as such term is defined in the Employment Agreements), permanent disability or death, or the Executive terminates his employment (whether or not pursuant to retirement), the Corporation shall pay the Executive any earned but unpaid base salary through the date of termination of employment. The Employment Agreements also include certain non-compete provisions, which extend for one year following the Executive's termination of employment, and certain non-solicitation provisions, which extend for two years following the Executive's termination of employment.


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On December 20, 2007, the Corporation and entered into Change in Control
Agreements ("the Agreements") with Frank A. Kissel, Craig C. Spengeman, Robert
M. Rogers,Arthur F. Birmingham, Garrett P. Bromley, and Finn M. W. Caspersen, Jr. (the "Executives").

The term of each Agreement extends for three years with an automatic extension at the end of each year. In the event that a Change in Control (as defined in the Agreement) occurs while the agreement is in effect, the Executive will be provided with a three-year employment Agreement in the same position, at the same base salary and with a bonus equal to the average bonus paid to the Executive over the most recent three years. If, during such three-year period, the Executive resigns for Good Reason (as defined in the Agreement) or is terminated Without Cause (as defined in the Agreement) he will be entitled to an immediate lump-sum payment equal to three times his base salary and bonus amount, as well as any 401(k) deferral paid during any calendar year in the three years prior to the Change in Control. The Executive will also be entitled to receive "gross-up" payments from the Corporation to reimburse the Executive for any excise tax that the Executive may owe as a result of any change in control payments that would (a) constitute "excess parachute payments" under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) make other conforming changes to comply with Section 409A of the Code. The Executive will also be entitled to continue receiving benefits from the Corporation for up to a three-year period. The foregoing descriptions of the Agreements described herein do not purport to be complete and are qualified in their entirety by reference to the full text of such Agreements, which will be filed as Exhibits in the Corporation's next Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PEAPACK-GLADSTONE FINANCIAL CORPORATION



Dated:  January 11, 2008          By:       /s/ Arthur F. Birmingham
                                            ---------------------------
                                  Name:     Arthur F. Birmingham
                                  Title:    Executive Vice President and Chief
                                            Financial
                                            Officer